SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2014

MAXWELL RESOURCES, INC.
 (Exact name of Company as specified in its charter)

Nevada	333-173972	33-1219696
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
848 N. Rainbow Blvd. #2741 Las Vegas, NV 89107 (Address of principal executive offices) Phone: (702) 706-5576 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MAXWELL RESOURCES, INC.
Form 8-K
Current Report

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment

On February 11, 2014, Donal R. Schmidt, Jr. was elected as a member of the Board of Directors of the Company, to serve until the next annual meeting of the shareholders and until his successor is duly appointed.  On February 11, 2014, Mr. Schmidt accepted such appointment.

The biography for Mr. Schmidt is set forth below:

DONAL R. SCHMIDT, JR., Mr. Schmidt has served as the Chairman of the Board of Directors of Sun River Energy, Inc. since August 2010 and as the Managing Member of FTP Oil and Gas I LLC, the General Partner of FTP Oil and Gas LP since 2006.  From August 3, 2010 until January, 2013, he served as Sun River Energy, Inc.’s Chief Executive Officer and President.  He served as the Chief Executive Officer and President of INTREorg Systems Inc. from May 17, 2011 to March 16, 2012.  Mr. Schmidt served as Chief Financial Officer of Sun River Energy, Inc. until March 31, 2011. From January 1, 2004 to December 31, 2008, Mr. Schmidt served as the Managing Director and Managing Member of Sun River Operating, Inc. (formerly, PC Operating LLC). From 2005 to 2009, Mr. Schmidt served as the Chairman of the Board of Directors, Chief Executive Officer, President and Chief Financial Officer of Dorado Exploration Inc.  From 2005 to 2009, he served as the President of the Managing Member of the General Partner of Dorado Beckville Partners I LP. From June 5, 2000 to December 31, 2004, he served as the Managing Member of Fredonia East Texas Property Acquisition Co., LLC and Longhorn Compression, LLC, where Mr. Schmidt was responsible for the land, legal, accounting, gas marketing and management of the financial assets of both companies. In 1987, he joined the Dallas office of KPMG Peat Marwick as an Oil and Gas Auditor.  From 2004 to2009, he served as a Director of Dorado Operating Inc.  For 12 years, Mr. Schmidt has been an Independent Oil and Gas Producer. Mr. Schmidt is a licensed Attorney and Certified Public Accountant in the State of Texas.

Family Relationships

Mr. Schmidt is not related to any officer of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL RESOURCES, INC.
Date: February 14, 2014	By: /s/ Phillip Dias
Phillip Dias
Chief Executive Officer & President